Exhibit 10.9

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into December 1st, 2021 (“Effective Date”), by and between Brett Summerer, an individual resident of the State of Illinois (“Executive”), and Verano Holdings Corp., a British Columbia corporation (the “Company”).

A. The Company, by and through its wholly-owned subsidiary VZL Staffing Services, LLC, wishes to employ Executive to provide services to the Company and its subsidiaries in accordance with the terms of this Agreement.

B. Executive wishes to accept employment with the Company and provide such services to the Company and its subsidiaries according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Effectiveness and Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the date described in Section 4(a) (the “Employment Period”).

2. Position and Duties.

(a) During the first thirty (30) days of the Employment Period (the “Advisory Period”), Executive shall serve as Special Financial Advisor to the Company’s CEO.

(b) Upon the first business day immediately succeeding the Advisory Period, and contingent upon successful completion of required background checks with Canadian securities regulators and the Canadian Securities Exchange, and continuing through the Employment Period, Executive shall serve as the Chief Financial Officer of the Company, and in connection therewith Executive shall render such administrative, financial and other executive and managerial services to the Company and its subsidiaries and have the responsibilities and authority which are consistent with Executive’s position, subject to the power and authority of the Company’s CEO and Board of Directors (the “Board”) to expand or limit such duties, responsibilities, functions and authority consistent with such position.

(c) Executive shall report to the Company’s Board. Executive shall perform Executive’s duties and responsibilities to the best of Executive’s abilities in a diligent, trustworthy, businesslike and efficient manner. Executive shall devote Executive’s full business time, energies and attention during customary business hours (except for permitted vacation periods and periods of illness or other temporary incapacity) to the business and affairs of the Company and its subsidiaries. So long as Executive is employed by the Company, Executive shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation or that interfere with Executive’s employment with the Company; provided, however, that Executive (i) may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations, or (ii) may serve as a Board member, in each of the foregoing cases so long as such activities are not in competition with the Company or any of its subsidiaries and do not interfere with Executive’s ability to carry out Executive’s duties under this Agreement.

(d) Executive shall comply with all lawful rules, policies, procedures, regulations and administrative directions now or hereafter reasonably established by the Board for officers or employees of the Company or any of its subsidiaries that have been previously provided to Executive in writing

3. Salary and Benefits. Subject to Section 4:

(a) Salary. During the Employment Period, the Company shall pay Executive a base salary at the annual rate of US$405,000, payable in regular installments in accordance with the Company’s usual payment practices subject to required withholdings and taxes (the “Base Salary”).

(b) Cash Bonus. During the Employment Period Executive will be entitled to a cash bonus at the end of each calendar year in the amount of US$175,000 (the “Cash Bonus”) (prorated for any partial years), payable in a lump sum on or before the 15th day of the immediately succeeding calendar year and subject to required withholdings and taxes; provided, that the Cash Bonus shall be deemed earned and payable only in the event that Executive is employed by the Company and is in compliance with the terms of this Agreement in all material respects as of the last day of the calendar year in which the Cash Bonus is earned; provided further, that payment of the Cash Bonus (in whole or in part) will be contingent upon the Company’s and the Executive’s performance.

(c) Signing Bonus. On the Effective Date Executive will be entitled to a signing bonus, payable as set forth herein, in the amount of US$150,000 (the “Signing Bonus”). The Signing Bonus shall be payable in restricted stock units exchangeable for Class A Subordinate Voting Shares of the Company and shall be granted as of the first day of the Employment Period; provided, that the Signing Bonus shall vest ratably over 12 months, with 25% of the Signing Bonus vesting after every three (3) months of continuous employment with the Company (each such vesting date, a “Signing Bonus Cliff Date”); provided further, that the Signing Bonus shall be deemed earned and payable only in the event that Executive is employed by the Company and is in compliance with the terms of this Agreement in all material respects as of each Signing Bonus Cliff Date.

(d) Company Stock and Incentive Plan. On the Effective Date Executive shall be entitled to receive an award of restricted stock units exchangeable for Class A Subordinate Voting Shares of the Company, granted pursuant to Company’s 2021 Stock and Incentive Plan, as may be amended, modified or restated from time to time (the “Plan”), which restricted stock units (A) shall have a value of 225% of the Base Salary on the Effective Date; (B) shall vest in four equal increments on the twelfth, eighteenth, twenty-fourth, and thirtieth month anniversaries of the Effective Date; and (C) shall otherwise be in accordance with the terms of the Plan; provided, however, that should Executive’s employment be terminated more than 12 continuous months following the commencement of the Employment Period, Executive shall be entitled to accelerated vesting of all outstanding but unvested restricted stock units.

2

(e) Other Benefits. During the Employment Period, Executive shall be entitled to paid vacation, paid holidays and to participate in all health insurance plans, retirement plans (including 401(k)), life insurance plans and all other perquisite plans and programs for which executive officers in the Company are generally eligible (collectively, the “Benefit Plans”), in each case consistent with the Company’s then-current practice as approved by the Board from time to time. The foregoing shall not be construed to require the Company to establish such Benefit Plans or to prevent the modification or termination of such Benefit Plans once established, and no such action or failure thereof shall affect this Agreement. Executive recognizes that the Company and its affiliates have the right, in their sole discretion, to amend, modify or terminate any Benefit Plans without creating any rights in Executive.

(f) Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement; provided such expenses are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses. As a condition to being issued such reimbursements, Executive shall submit to the Company on a timely basis business expense reports, including substantiation in accordance with the Company’s policy as in effect from time to time. For purposes of compliance with Code Section 409A (as defined in Section 23): (i) all expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (ii) any such right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

4. Employment Period.

(a) The Employment Period shall begin on the Effective Date and shall continue for three years, and shall thereafter automatically renew for one year terms unless either party gives the other party no less than 30 days’ prior written notice of its election not to renew, or until Executive’s employment hereunder is terminated in accordance with Section 4(b).

(b) The Employment Period and Executive’s employment hereunder (i) shall terminate upon Executive’s death or permanent disability or incapacity, (ii) may be terminated by the Company at any time with or without Cause (as defined in Section 4(f)), and (iii) may be terminated by Executive at any time.

(c) If Executive’s employment hereunder is terminated either by the Company for Cause or by Executive without Good Reason during the Employment Period, then Executive shall be entitled to receive only Executive’s accrued, unpaid Salary, and for the year during which Executive’s employment hereunder is terminated, accrued but unused vacation time through the effective date of Executive’s termination of employment (the “Termination Date”), any reimbursements owed for business expenses validly incurred on or prior to the Termination Date and reimbursable in accordance with Section 3(f) and any accrued but unpaid benefits due and owing to Executive under the Benefit Plans and as may be provided in the Plan or any award granted pursuant to the Plan (collectively, the “Accrued Obligations”), and shall not be entitled to any other compensation or benefits.

3

(d) If Executive’s employment hereunder is terminated without Cause by the Company or by the Executive for Good Reason during the Employment Period, including after a change of control, then Executive shall be entitled to receive the Accrued Obligations and, provided Executive signs and does not revoke a general release of claims against the Company and its affiliates within the time period designated in the form to be provided by the Company on or within 14 days after the Termination Date and subject to Executive’s compliance with each obligation pursuant to Section 5, Section 6 and Section 7, Executive shall receive, (i) for a period of twelve consecutive months after the effective date of such termination the Base Salary (prorated monthly); (ii) provided that Executive timely elects COBRA coverage, for a period of twelve consecutive month, the Company will pay to Executive the amount of the regular premium for such medical coverage that was paid by the Company as in effect on the date of termination; and (iii) any unvested restricted stock units shall fully vest upon the termination date and the Company shall have no buy-back options otherwise provided for in the Plan (“Severance Benefits”). Any payments or benefits to Executive under this Section 4(d) shall be paid or provided, as applicable, as and when they would have been paid or provided by the Company had the termination without Cause or for Good Reason not occurred, without postponement of commencement until after the end of the applicable revocation period for the general release of claims.

(e) If Executive’s employment hereunder is terminated as a result of Executive’s death, permanent disability or incapacity during the Employment Period, Executive or Executive’s representatives or beneficiaries shall be entitled to receive only the Accrued Obligations and any rights to continuation of coverage and to benefits under any Benefit Plans required under applicable law and subject to Executive’s compliance to the extent possible with each obligation pursuant to Section 5, Section 6 and Section 7.

(f) For purposes of the Agreement, “Cause” shall mean any of Executive’s (i) willful failure to comply with any valid and legal directive of the Board, (ii) willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, injurious to the Company or any of its affiliates; (iii) embezzlement, misappropriation, or intentional fraud, whether or not related to Executive’s employment with the Company; (iv) indictment, conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent); (v) commission or conviction of a crime which would disqualify Executive for registration or licensure by the applicable regulatory or licensing authority governing the Company’s or any of its subsidiary’s or affiliate’s participation in a State-regulated cannabis program; (vi) material breach of any material obligation under this Agreement or any other written agreement between Executive and the Company or any of its subsidiaries; or (vii) any material failure by Executive to comply with the Company’s written policies or rules, as they may be in effect from time to time, that were previously provided to Executive, if such failure causes reputational or financial harm to the Company or any of its affiliates. For the avoidance of doubt, if any action or omission by Executive could be deemed a violation of any U.S. federal law relating to the cultivation, harvesting, production, distribution, sale or possession of cannabis, marijuana or related substances or products containing or relating to the foregoing, and such action or omission is not a violation of, and is done in compliance with, applicable U.S. state law, then such action or omission shall not be deemed a basis for Cause hereunder.

4

(g) Executive may terminate his Employment for Good Reason (as defined below), and upon any such termination, Executive shall be entitled to the payment of Severance Benefits; provided, that (A) Executive first delivers to the Company prior written notice, no later than thirty (30) days after the initial occurrence of any such event constituting Good Reason, of such intended termination specifying in reasonable detail the circumstances giving rise to Good Reason, and (B) the Company fails to cure such events indicated in such notice as constituting Good Reason within thirty (30) days from the date of such notice. If such event has not been cured within such 30-day period, the termination of employment by Executive for Good Reason shall be effective as of the expiration of such 30-day period. Only the following, without Executive’s written consent (including via email), shall constitute “Good Reason”: (i) any reduction in the Base Salary; (ii) the Company’s material breach of this Agreement; (iii) Executive’s principal workplace is relocated by the Company to a place more fifty (50) miles from its location on the date hereof; or (iv) a material diminution of the Executive’s title, duties, position or responsibilities.

(h) For purposes of this Agreement, Executive’s permanent disability or incapacity shall be determined in accordance with the Company’s long-term disability insurance policy, if such a policy is then in effect, or, if no such policy is then in effect, then such permanent disability or incapacity shall be deemed to have occurred upon Executive’s inability to perform the essential functions of the position set forth in Section 2(a), after reasonable accommodation by the Company, for a period of at least 180 days, in the aggregate, during any period of 365 calendar days, unless further time is required as a reasonable accommodation under the Americans with Disabilities Act.

5. Restrictive Covenants. In consideration of this Agreement and Executive’s substantial direct and indirect benefits arising from the Combination, Executive, knowingly and intending to be legally bound, agrees as follows.

(a) Noncompetition Covenant. During the period commencing on the Effective Date and terminating on the eighteen (18) month anniversary of the Termination Date (the “Restricted Period”), Executive shall not directly or indirectly (whether for compensation or without compensation), as principal, agent, owner, partner, employee, consultant, shareholder, member, director, manager or officer, as the case may be, or otherwise howsoever, own, operate, be engaged in or connected with the operation of or have any financial interest in or advance, lend money to, guarantee the debts or obligations of or permit Executive’s name or part thereof to be used or employed in any operation, whether a proprietorship, partnership, joint venture, company or other entity, legal or otherwise, whatsoever, or otherwise carry on or engage in any activity or business similar to the Company’s business or be connected or involved in any manner whatsoever in any activity or business which competes with the Company; provided, however, that such restrictions shall not preclude Executive from owning stock in the Company or up to 5% of the total outstanding stock of any other publicly traded entity.

(b) Non-solicitation Covenant. During the Restricted Period, Executive shall not, directly or indirectly (whether for compensation or without compensation), as principal, agent, owner, partner, employee, consultant, shareholder, member, director, manager or officer, as the case may be (other than as the holder of stock in the Company or a holder of an ownership interest of not more than 5% of the total outstanding stock of any other publicly traded entity):

(i) interfere with, disrupt or obtain business from, accept business from or contact any current or former party engaging in business with the Company or any of its subsidiaries (or attempt to do any of the foregoing), in each case with respect to any activity or business engaged in by the Company or any of its subsidiaries with such party, whether in whole or in part; or

5

(ii) induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate employment with the Company or such subsidiary, hire or participate in the hiring of any employee or independent contractor of the Company or any of its subsidiaries, or interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company or any of its subsidiaries and any of their respective employees or independent contractors. For purposes of this paragraph, an employee or independent contractor means any person employed or contracted by the Company or any of its subsidiaries during the Employment Period.

6. Confidentiality. In consideration of this Agreement, Executive’s substantial direct and indirect benefits arising from the Combination, and Executive’s access to Confidential Information (as defined below), Executive, knowingly and intending to be legally bound, agrees as follows.

(a) Executive will not at any time (whether during or after Executive’s employment with the Company) (i) retain or use for the benefit, purposes or account of Executive or any other person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information, including without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates or any third party that has disclosed or provided any of such information to the Company or any of its subsidiaries on a confidential basis (collectively, “Confidential Information”) without the prior written authorization of the Board; provided, that Executive may disclose such information to Executive’s legal and financial advisors for the limited purpose of enforcing Executive’s rights under this Agreement so long as Executive requires that such legal and financial advisors not disclose such information, and Executive shall be liable for any disclosure by such legal or financial advisors.

(b) Confidential Information shall not include any information that is: (i) generally known to the industry or the public other than as a result of Executive’s breach of this Agreement or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to Executive by a third party without breach of any confidentiality obligation; or (iii) required by applicable law to be disclosed; provided that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

6

(c) Executive acknowledges, agrees, and understands that (i) nothing in this Agreement prohibits Executive from reporting to any governmental authority or attorney information concerning suspected violations of law or regulation, provided that Executive does so consistent with 18 U.S.C. § 1833, and (ii) Executive may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided that Executive does so consistent with 18 U.S.C. § 1833.

(d) Except to the extent disclosed by the Company as may be required by applicable securities and other laws or applicable stock exchange listing standards, Executive will not disclose to anyone, other than Executive’s spouse, legal or financial advisors or members of the Company’s senior management, the existence or contents of this Agreement.

(e) Upon termination of Executive’s employment with the Company for any reason, Executive shall: (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or affiliates; (ii) immediately return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information or are not related to the Company’s business; and (iii) notify and fully cooperate with the Company regarding the delivery of any other Confidential Information of which Executive is or becomes aware.

7. Intellectual Property. In consideration of this Agreement and Executive’s substantial direct and indirect benefits arising from the Combination, Executive, knowingly and intending to be legally bound, agrees as follows.

(a) If Executive has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) (“Works”), either alone or with third parties, prior to Executive’s employment by the Company, that are relevant to or implicated by such employment (“Prior Works”), Executive hereby grants the Company and its subsidiaries a perpetual, non-exclusive, royalty-free, worldwide, assignable, sub-licensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company’s or any of its subsidiaries’ current and future business. Executive shall provide the Company with a written list of all Prior Works within 15 days after the Effective Date.

7

(b) If Executive creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during Executive’s employment by the Company and within the scope of such employment or with the use of any resources of the Company or any of its subsidiaries (“Company Works”), Executive shall promptly and fully disclose the Company Works to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(c) Executive shall keep and maintain adequate and current written records (in the form of notes, sketches, drawings and any other form or media requested by the Company) of all Company Works. The records will be available to and remain the sole property and intellectual property of the Company at all times.

(d) Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason to secure Executive’s signature on any document for this purpose, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and in Executive’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(e) Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company or any of its subsidiaries any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party (in each case that is not then a subsidiary of the Company) without prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company regarding the protection of confidential information and intellectual property and potential conflicts of interest. Executive acknowledges that the Company may amend any such policies and guidelines from time to time, and that Executive remains at all times bound by their most current version that has been communicated to Executive.

8. Return of Company Property. At the termination of the Employment Period and at any other time upon the request of the Company, Executive shall deliver to the Company any and all of the Company’s documents, plans, records, computer tapes, software, drawings, notes, memoranda, specifications, devices (including, without limitation, any cellular phone or computer), and formulas relating to the Company’s business, together with all copies thereof, which is in the possession of Executive.

9. Enforcement. If, at the time of enforcement of Section 5, Section 6 or Section 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. It is specifically understood and agreed that any breach of the provisions of Section 5, Section 6 or Section 7 are likely to result in irreparable injury to the Company and the parties hereto agree that money damages would be an inadequate remedy for any breach of Section 5, Section 6 or Section 7. Therefore, in the event of a breach or threatened breach of Section 5, Section 6 or Section 7, the Company or its successors or assigns shall, in addition to other rights and remedies existing in their favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, Section 5, Section 6 or Section 7.

8

10. Representations and Warranties.

(a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, non-solicitation agreement, assignment of inventions or confidentiality agreement with any other person or entity, including The Kraft Heinz Company and affiliated entites; provided, however, that the parties acknowledge and agree that Executive remains bound by certain continuing confidentiality and intellectual property obligations arising from the Employee Confienitality and Assignment of Intellectual Property Agreement between Executive and Kraft Heinz Food Company, (iii) Executive is not subject to any noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of Executive to carry out fully all activities of Executive in furtherance of the business of the Company or any of its subsidiaries, (iv) Executive is not in violation of a confidentiality, non-solicitation or non-competition agreement or any other agreement relating to the relationship of Executive with any third party, because of the nature of the business conducted by the Company or any of its subsidiaries, and (v) upon execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, and shall replace and supersede in its entirety any Prior Agreement.

(b) The Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound and (ii) upon execution and delivery, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

11. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and permitted assigns. Neither party may assign any of its rights or assign or delegate any of its obligations hereunder without the prior written consent of the other party hereto; provided, however, that (a) the Company shall be permitted to assign this Agreement to any of its subsidiaries or to any successor to all or substantially all of its business or assets that agrees in writing to assume all of the Company’s obligations hereunder, and (b) the Company’s subsidiaries and affiliates are third party beneficiaries of this Agreement. Any change of control, merger, business combination or similar transaction of the Company after the Effective Date shall not be deemed to result in an assignment or delegation of this Agreement by the Company.

12. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date having been delivered personally, (b) on the date delivered by a private courier as established by evidence obtained from such courier, (c) on the date sent by facsimile or e-mail transmission (with acknowledgement of both complete transmission and receipt), or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices, demands or communications to any party hereto will, unless another address is specified in writing pursuant to this Section 12, be sent to the addresses indicated below.

If to Executive: Brett Summerer <@> <@> Email: [***]	If to the Company: Verano Holdings Corp. 415 N. Dearborn Street, Suite 400 Chicago, IL 60654 Attn: Darren Weiss, COO Email: darren@verano.com

9

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid under applicable law; but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but except as otherwise set forth in this Agreement, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including without limitation, any Prior Agreement.

15. Signatures; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile signature, portable document format (.pdf) signature or signature sent by electronic transmission will be considered an original signature.

16. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction).

17. Survival. From and after the Effective Date, the provisions of Section 4, Section 5, Section 6, Section 7, Section 8, Section 9, Section 11, Section 12, Section 13, Section 14, Section 16, this Section 17, Section 19, Section 20, Section 21, Section 23, Section 24, and Section 26 shall survive the termination of Executive’s employment and the termination of this Agreement for any reason.

18. Tax Withholdings. The Company shall deduct or withhold from any amounts owing from the Company to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes imposed with respect to Executive’s compensation or other payments from the Company or Executive’s ownership interest in the Company, if any (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

10

19. Dispute Resolution. Any controversy, dispute or claim arising out of or relating to any interpretation, performance, construction, termination or breach of this Agreement shall first be settled through good faith negotiation between the parties hereto. If the controversy, dispute or claim cannot be settled through negotiation, such matter must only be settled by final and binding arbitration by a single arbitrator held in Chicago, Illinois, except as otherwise provided herein. Such mandatory arbitration may be brought by either party hereto and shall be administered by JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. Judgment on the arbitration award may be entered in any court having proper jurisdiction. In aid of arbitration, either party hereto may seek preliminary or temporary injunctive relief at any time before the arbitration demand has been filed and served or before an arbitrator has been selected. This agreement to mandatory arbitration is a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel).

20. Headings; No Strict Construction. The headings of the paragraphs and sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

21. Executive’s Cooperation. During the Employment Period and thereafter, Executive shall, subject to the Company reimbursing Executive for out-of-pocket expenses , cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments).

22. Corporate Opportunity. During the Employment Period, Executive shall submit to the Board all business, commercial and investment opportunities or offers presented to Executive or of which Executive becomes aware which relate to the business of the Company or any of its subsidiaries at any time during the Employment Period (“Corporate Opportunities”). Unless previously approved in writing by the Board, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive’s own behalf.

11

23. Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement will fall within the exception in U.S. Treasury Regulation 1.409A-1(b)(4) for short term deferrals or under U.S. Treasury Regulation 1.409A-1(b)(9) or any applicable exceptions to Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, to the maximum extent permitted, this Agreement shall be interpreted accordingly. However, to the extent that any payment or benefit under this Agreement is subject to Code Section 409A, it is intended to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Executive and the Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, to the extent that a payment or benefit is subject to Code Section 409A, a termination of employment shall be deemed to have occurred at the time such termination constitutes a “separation from service” within the meaning of Code Section 409A for purposes of any provision of this Agreement providing for the payment of any amounts or benefits in connection with a termination of employment and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service.” If Executive is a “specified employee” within the meaning of Code Section 409A, the payment of any amounts or benefits in connection with a “separation from service” during the first six months and one day following the date of termination that constitute “nonqualified deferred compensation” within the meaning of Code Section 409A shall not be paid until the date that is six (6) months and one day following such termination to the extent necessary to avoid adverse tax consequences under Code Section 409A, and, if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which Executive would otherwise have been entitled to during the period following the date of termination if such deferral had not been required. Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A. For purposes of Code Section 409A, Executive’ s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

24. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

25. Key Person Insurance. The Company and its affiliates shall have the right, but not the obligation, to obtain or increase insurance on Executive’s life in such amount as the Board or such affiliate determines, in the name of the Company or such affiliates, as the case may be, and for its sole benefit or otherwise. Upon reasonable advance notice, Executive will cooperate in any and all necessary physical examinations without expense to Executive, supply information and sign documents and otherwise cooperate fully with each of the Company and its affiliates as the Company and its affiliates may request.

26. Read and Understood. Executive has read this Agreement carefully and understands each of its terms and conditions. Executive has sought independent legal counsel of Executive’s choice to the extent Executive deemed such advice necessary in connection with the review and execution of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

THE COMPANY:

Verano Holdings Corp.

By:	/s/ “Darren Weiss”
Darren Weiss, COO

EXECUTIVE:

/s/ Brett Summerer
Brett Summerer

13